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                 PURCHASE AND SALE AGREEMENT

     PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of the 10 day of November, 1997, by and between DEAN WITTER REALTY INCOME PARTNERSHIP I, L.P., a Delaware limited partnership, having an office c/o Dean Witter Realty Inc., Two World Trade Center, 64th Floor, New York, New York 10048, (the "Seller"), and INVESCO REALTY ADVISORS, INC., a Delaware corporation, having an office at One Lincoln Center, 5400 LBJ Freeway, Suite 1200, Dallas, Texas 75240 (the "Purchaser").

                     W I T N E S S E T H

     WHEREAS, the Seller is the owner of the real property known and numbered as 11111 and 11112 Carmel Commons Boulevard, Charlotte, North Carolina consisting of 2 buildings commonly referred to as "Carmel Park I" and "Carmel Park II", respectively;

     WHEREAS, the Seller and the Purchaser have entered into negotiations wherein the Purchaser expressed its intent to purchase the Property (as defined herein) from the Seller and the Seller expressed its intent to sell the Property to the Purchaser; and

     WHEREAS, the Seller and the Purchaser now desire to enter into an agreement whereby, subject to the terms and conditions contained herein, the Seller shall sell the Property to the Purchaser and the Purchaser shall purchase the Property from the Seller.

     NOW, THEREFORE, in consideration of ten ($10.00) dollars and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows:

       Sale of the Property.

The  Seller  agrees to sell and convey to the Purchaser,  and the Purchaser agrees to purchase from the Seller, at the price and upon the terms and conditions set forth in this Agreement, all those certain plots, pieces and parcels of land described in Schedule 1 hereto (the "Land") listed thereon as owned by the Seller, together with (i) all buildings and other improvements situated on the Land (collectively, the "Buildings"), (ii) all easements, rights of way, reservations, privileges, appurtenances, and other estates and rights of the Seller pertaining to the Land and the Buildings (including the Seller's interest in the Leases), (iii) all right, title and interest of the Seller in and to all fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Land or the Buildings, or used in connection therewith (collectively, the "Personal Property"), and (iv) all right, title and interest of the Seller, if any, in and to the trade names of the Buildings (the Land, together with all of the foregoing items listed in clauses (i)-(iv) above being hereinafter sometimes referred to as the "Property").

            Excluded Property.

          Specifically excluded from the Property and this sale are all items of personal property of tenants under the Leases and the items described in Schedule 2 annexed hereto and made a part hereof.

            Closing Date.

          The delivery of the Deed and the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Title Company at 6135 Park South Drive, Suite 225, Charlotte, North Carolina 28210, at 10:00 A.M. on the date which is on or before seven (7) days after the end of the Due Diligence Period unless such day is not a day on which the Recorder's Office of Mecklenburg County, North Carolina is open for business, in which case, the Closing shall take place on the next day on which such Recorder's Office is open (the "Closing Date") or such earlier or later date as the Seller and the Purchaser may agree in writing.

       Purchase Price.

     The  purchase price to be paid by the Purchaser  to  the
Seller  for the Property (the "Purchase Price") is  Seventeen
Million  Seven  Hundred Fifty Thousand Dollars  ($17,750,000)
payable as follows:

          (a) (i) Twenty-Five Thousand Dollars ($25,000) ("Downpayment A"), (ii) Twenty-Five Thousand Dollars ($25,000) ("Downpayment B"), and (iii) Three Hundred Fifty Thousand Dollars ($350,000) ("Downpayment C") (Downpayment A, Downpayment B and Downpayment C being sometimes hereinafter collectively referred to as the "Downpayment") shall be payable within twenty-four (24) hours of the execution and delivery of this Agreement, by delivery to First American Title Insurance Company (the "Escrow Agent") of a certified or bank check drawn on or by a bank which is a member of the New York Clearing House Association (a "Clearing House Bank") or by wire transfer of immediately available funds to the Escrow Agent's account as set forth in the Escrow Agreement. The Downpayment shall be held and disbursed by the Escrow Agent in accordance with the terms of
     Section 15. At the Closing, the Deposit shall be delivered to the Seller and such amount shall be credited against the portion of the Purchase Price payable pursuant to Section 2(b);

          (b) The balance of the Purchase Price (i.e., the Purchase Price minus the credit set forth in Section 2(a) above), plus or minus the apportionments set forth in Section 3, shall be paid at the Closing by bank wire transfer of immediately available funds to the Seller's account or to the account or accounts of such other party or parties as may be designated by the Seller on or before the Closing Date.

      Apportionments

     The following shall be apportioned between the Seller and the Purchaser at the Closing as of 11:59 p.m. of the day preceding the Closing Date (the "Adjustment Date"):

          (a) fixed or base rents ("Rents") which have been prepaid, security deposits referred to in Section 8(e), Rents for the month in which the Closing occurs and Additional Rents and other amounts paid by tenants applicable to periods which expire after the Closing Date, which have been received by Seller;

          (b) real estate taxes, special assessments, water charges, sewer rents and charges and vault charges, if any, on the basis of the fiscal years (or applicable billing period if other than a fiscal year), respectively, for which same have been assessed;

          (c) charges and payments under Contracts that are being assigned to the Purchaser pursuant to the terms of this Agreement and listed on Schedule 3 hereto or permitted renewals or replacements thereof;

          (d)    any   prepaid   items,  including,   without
     limitation, fees for licenses which are transferred to the Purchaser at the Closing and annual permit and inspection fees;

          (e)   utilities, to the extent required by  Section
     3.4;

          (f) deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Property if same are assigned to the Purchaser at the Closing;

          (g) personal property taxes, if any, on the basis of the fiscal year for which assessed;

          (h) all other revenues from the operation of the Property other than Rents and Additional Rents (including, without limitation, parking charges, tenant direct electrical reimbursements, HVAC overtime charges, and telephone booth and vending machine revenues);

          (i)   New  Lease  Expenses as provided  in  Section
     10.1.2; and

          (j)    such   other   items  as   are   customarily
     apportioned between sellers and purchasers of real properties of a type similar to the Property and located in Mecklenburg County, North Carolina.

            Taxes.

          If the amount of real estate taxes, special assessments or other taxes for the Property for the fiscal year during which Closing occurs is not finally determined at the Adjustment Date, such taxes shall be apportioned on the basis of the full amount of the assessment for such period (or the assessment for the prior tax period if the assessment for the current tax period is not then known) and the rate for the immediately prior tax year, and shall be reapportioned as soon as the new tax rate and valuation, if any, has been finally determined. If any taxes which have been apportioned shall subsequently be reduced by abatement, the amount of such abatement, less the cost of obtaining the same and after deduction of sums payable to tenants under Leases or expired or terminated Leases, shall be equitably apportioned between the parties hereto.

            Rents.

                 Arrearages.

               If on the Closing Date any tenant is in arrears in the payment of Rent or has not paid the Rent payable by it for the month in which the Closing occurs (whether or not it is in arrears for such month on the Closing Date), any Rents received by the Purchaser or the Seller from such tenant after the Closing shall be applied to amounts due and payable by such tenant during the following
          periods   in  the  following  order  of   priority:
          (i) first, to the month in which the Closing occurred, (ii) second, to the month preceding the month in which the Closing occurred, and
          (iii) third, to the months following the month in which the Closing occurred. If Rents or any portion thereof received by the Seller or the Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party (to the extent not collected from or reimbursed by tenants).

                 Additional Rents.

               If any tenants are required to pay percentage rent, escalation charges for real estate taxes, parking charges, operating expenses and maintenance escalation charges, cost-of-living increases or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by the Purchaser from a tenant after the Closing Date, then the Purchaser shall promptly pay to the Seller out of the first such sums received from such tenant the amount of all Additional Rents which are due and payable by such tenant with respect to any period prior to the Closing Date (whether or not such Additional Rents first became due and payable on or after the Closing Date), less a proportionate share of any reasonable attorneys' fees and costs and expenses of collection thereof (to the extent not collected from or reimbursed by tenants).

                 Collection After the Closing.

               After  the Closing, the Seller shall  continue
          to have the right, in its own name, to demand payment of and to collect Rent and Additional Rent arrearages owed to the Seller by any tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any tenant. The Purchaser agrees to cooperate with the Seller in connection with all efforts by the Seller to collect such Rents and Additional Rents and to take all steps, whether before or after the Closing Date, as may be reasonably necessary to carry out the intention of the foregoing, including, without limitation, the delivery to the Seller, upon demand, of any relevant books and records (including any Rent or Additional Rent statements, receipted bills and copies of tenant checks used in payment of such Rent or Additional Rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Rents and Additional Rents by the Seller. The Seller agrees that after the Closing it shall not commence (nor request that the Purchaser commence or continue) any legal or equitable proceedings against any tenant on the Property in the nature of an unlawful detainer or eviction, or any other proceedings to terminate the lease, evict the tenant or otherwise disturb a tenant in its possession of the Property. If for any fiscal period which includes the Adjustment Date tenants are paying Additional Rent based upon estimates prepared by the Seller, such Additional Rents shall be reapportioned when the actual expenses for the fiscal period are known.

            Utilities.

          The Seller will attempt to obtain final cut-off readings of water, fuel, telephone, electricity, and gas to be made as of the Adjustment Date. The Seller shall pay the bills based on such readings promptly after the same are rendered. If arrangements cannot be made for any such cut-off reading, the parties shall apportion the charges for such services on the basis of the bill therefor for the most recent billing period prior to the Adjustment Date, and when final bills are rendered for the period which includes the Adjustment Date the Seller and Purchaser shall promptly readjust the apportionments in accordance with such final bills.

            Post-Closing Adjustments.

          The items set forth in this Section 3 shall be apportioned at the Closing by payment of the net amount of such apportionments to the Seller in the manner set forth herein for the payment of the Purchase Price if the net apportionment is in favor of the Seller or by a credit against the Purchase Price if the net apportionment is in favor of the Purchaser. However, if any of the items subject to apportionment under the foregoing provisions of this Section 3 cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of one year after the Closing Date.

       Due Diligence Period.

     The Purchaser shall have (i) a eight (8) day period to examine the items listed on Schedule 12A, (ii) a fourteen
(14) day period to examine the items listed on Schedule 12B, and (iii) a twenty-one (21) day period to examine the items listed on Schedule 12C (the period required to complete all the examinations described in subsections 4(i), (ii) and
(iii) being hereinafter referred to as the "Due Diligence Period"). Notwithstanding the previous sentence, the Due Diligence Period shall not extend beyond December 1, 1997. The Seller shall use reasonable efforts to provide to the Purchaser the items listed on Schedules 12A, 12B and 12C. The respective review period for each of the items listed on Schedules 12A, 12B and 12C shall commence upon the date that such item is delivered to or made available for review by the Purchaser whether or not such date is prior to the date of this Agreement. If the Purchaser has not objected, in accordance with the terms set forth in Section 4.2, to an item of Property Information within the relevant review period set forth above, such item of Property Information shall be deemed accepted and the Purchaser shall no longer have the right to object to such item or terminate this Agreement because of such item.

     In addition, the Purchaser shall have until November 17, 1997 to conduct third-party Investigations on the Property and until December 1, 1997 to conduct its own Investigations on the Property.

            Access to the Property.

          During the Due Diligence Period (and prior to the Due Diligence Period in accordance with that certain letter agreement executed by the Purchaser on November 4, 1997 (the "Letter Agreement")), the Purchaser and the Purchaser's Representatives shall have the right to enter upon the Property for the sole purpose of inspecting the Property and shall be entitled to make or conduct surveys, soil borings, engineering tests, environmental assessments, and other investigations, inspections and tests of any kind (collectively, "Investigations"), provided (i) the Purchaser shall give the Seller not less than one (1) business day's prior written notice before each entry, unless waived by the Seller, (ii) the first such notice shall include sufficient information to permit the Seller to review the scope of the proposed Investigations, unless waived by the Seller, and (iii) neither the Purchaser nor the Purchaser's Representatives shall permit any borings, drillings or samplings to be done on the Property without the Seller's prior written consent. Any entry upon the Property and all Investigations on the Property shall be during the Seller's normal business hours and at the sole risk and expense of the Purchaser and the Purchaser's Representatives, and shall not interfere with the activities on or about the Property of the Seller, its tenants and their employees and invitees. The Purchaser shall:

               (a) promptly repair any damage to the Property resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Property used for such Investigations so that the Property shall be in the same condition as that which existed prior to such Investigations;

               (b)  fully comply with all Laws applicable  to
          the   Investigations  and  all   other   activities
          undertaken in connection therewith;

               (c)     permit   the   Seller   to   have    a
          representative present during all Investigations undertaken hereunder;

               (d) take all actions and implement all protections necessary to ensure that all actions taken in connection with the Investigations, and the equipment, materials, and substances generated, used or brought onto the Property pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of the Seller or other persons;

               (e) If the Purchaser is relying on the results of an Investigation to terminate this Agreement, then the Purchaser shall promptly furnish to the Seller, at no cost or expense to the Seller, copies of the study or report relating to such Investigation.

               (f) maintain or cause to be maintained, at the Purchaser's expense, a policy of comprehensive general public liability insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the minimum amount of $3,000,000, insuring the Purchaser and the Seller and certain of Seller's Affiliates listed on Schedule 4, as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) the Purchaser's and/or the Purchaser's Representatives' entry upon the Property, (ii) any Investigations or other activities conducted thereon, and (iii) any and all other activities undertaken by the Purchaser and/or the Purchaser's Representatives in connection with the Property, and deliver evidence of such insurance policy to the Seller at the earlier of ten (10) days after the date of this Agreement or the first entry on the Property;

               (g)  indemnify  the Seller  and  the  Seller's
          Affiliates  and  hold the Seller and  the  Seller's
          Affiliates harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including without limitation attorneys' fees and disbursements), suffered or incurred by the Seller or any of the Seller's Affiliates and arising out of or in connection with (i) the Purchaser and/or the Purchaser's Representatives' entry upon the Property, (ii) any Investigations or other activities conducted thereon by the Purchaser or the Purchaser's Representatives, and (iii) any liens or encumbrances filed or recorded against the Property as a consequence of the Investigations; and

               (h) not, at any time, contact or communicate with any tenant of the Property for any reason whatsoever without the prior written approval of the Seller, which communications, whether by telephone, in writing or in person, Seller or its designee shall have the right to be present at or otherwise participate in.

          The provisions of this Section 4.1 shall survive the termination of this Agreement and the Closing.

          The provisions of this Section 4.1 shall supersede the Letter Agreement, and any liability incurred by the Purchaser pursuant to the Letter Agreement shall be deemed to have arisen under this Agreement.

            Purchaser's Termination Notice.

          Subject to the Cure Right (as hereinafter defined), the Purchaser shall have the right to elect to terminate this Agreement by giving written notice (the "Purchaser's Termination Notice") of such election to the Seller at any time prior to the expiration of the respective review period for each of the items listed on Schedules 12A, 12B and 12C or until November 17, 1997 for the third party Investigations or until December 1, 1977 for the Purchaser's own Investigations, if the
     Purchaser shall determine (in the exercise of its reasonable discretion) that any of the following conditions to termination are met as of the date of the Purchaser's Termination Notice, in which event the provisions of Section 14.1 shall apply subject to the Cure Right:

               (a) The Purchaser shall have determined, based upon a site assessment study conducted at the Purchaser's sole expense by any qualified engineering firm proposed by the Purchaser and approved by the Seller that there is oil, hazardous substances, hazardous materials, hazardous or toxic waste, or friable and accessible asbestos-containing materials present on the Property in an amount which would require remediation under Applicable Environmental Law.

               (b) The Purchaser shall have determined, based upon a final engineering study covering the Buildings and any other existing structures on the Property, that there are material defects in any roof, foundation, sprinkler mains, structural elements and masonry walls of any of the Buildings or related heating, ventilating and air-conditioning, electrical, sanitation, water, or mechanical systems that are not disclosed in that certain Existing Building Inspection Report for the Property prepared by DSAtlantic Corporation dated July 8, 1995 (sic) (the "DSAtlantic Report"), the Purchaser hereby acknowledging and agreeing that the Purchaser shall have no right of any kind or for any reason whatsoever to terminate this Agreement due to any defect or any other condition disclosed or identified in the DSAtlantic Report.

               (c) The Purchaser shall have determined, based upon a legal opinion from its special counsel, that the Buildings as presently constructed and used violate in a material respect applicable federal or state law or governmental regulation, or local ordinance, order or regulation, including but not limited to laws, regulations or ordinances relating to land use, zoning, building use and occupancy, subdivision control, fire protection, public health and safety, wetlands protection and protection of the environment.

               (d) The Purchaser shall have determined that the Leases, the income and expenses and property tax bills for the Property do not conform in all material respects to the information contained in the Investment Offering Memorandum, prepared by the Broker.

               (e) The Purchaser shall have determined that the Contracts are not in form and substance reasonably acceptable to the Purchaser. If any
          Contracts are not reasonably acceptable to the Purchaser, the Purchaser shall notify the Seller which Contracts are not acceptable to the Purchaser and the reasons therefor. Any so identified Contracts which Seller agrees to terminate or accept financial responsibility for on the Closing Date shall not give rise to a right of termination by Purchaser hereunder.

               (f) The Purchaser shall have determined that the items listed on Schedules 12A, 12B and 12C or the Investigations reveal a condition of the Property which is not reasonably acceptable to the Purchaser because such condition would have a material adverse effect on the value of the Property as currently used.

          If for any reason whatsoever the Seller shall not have received the Purchaser's Termination Notice prior to the expiration of the respective review period for each of the items listed on Schedules 12A, 12B and 12C or by November 17, 1997 for the third party Investigations or until December 1, 1997 for the Purchaser's own Investigations, the Purchaser shall be deemed to have irrevocably waived the right of termination granted under this Section 4.2, and such right of termination shall be of no further force or effect.

          Purchaser's Termination Notice shall state with sufficient particularity the conditions precedent to the Purchaser's obligation to purchase the Property which have not been satisfied and the Seller shall have the option, exercisable by giving written notice of such exercise to the Purchaser within seven (7) days of the Seller's receipt of the Purchaser's Termination Notice, to elect to use reasonable efforts and to expend reasonable sums to cause the satisfaction within sixty
     (60) days of such unsatisfied conditions precedent specified in Purchaser's Termination Notice (the "Cure Right"), in which event this Agreement shall not terminate as a result of the Purchaser's delivery of the Purchaser's Termination Notice.

          Notwithstanding the foregoing, the Purchaser shall have the right, subject to the Cure Right, to terminate this Agreement for a reason other than those set forth in sections 4.2 (a)-(f) by sending a Purchaser's
     Termination Notice to the Seller stating with particularity the conditions precedent to the Purchaser's obligation to purchase the Property which have not been satisfied.

          In the event that the Purchaser delivers notice to the Seller prior to the expiration of the tenth day after the date hereof of its intent to terminate this Agreement for a reason other than those set forth in Sections 4.2(a)-(f) and/or other than in accordance with this Section 4.2, then, subject to the Cure Right: (i) the Purchaser shall be entitled to a return of Downpayment B and Downpayment C and (ii) the Seller shall be entitled to retain Downpayment A as liquidated damages in accordance with the provisions of Section 14.2.

          In the event that the Purchaser delivers notice to the Seller after the expiration of the tenth day after the date hereof but prior to the end of the Due
     Diligence Period of its intent to terminate this Agreement for a reason other than those set forth in Sections 4.2(a)-(f) and/or other than in accordance with this Section 4.2, then, subject to the Cure Right: (i) the Purchaser shall be entitled to a return of Downpayment C and (ii) the Seller shall be entitled to retain Downpayment A and Downpayment B as liquidated damages in accordance with the provisions of Section 14.2.

          If the Seller elects to exercise the Cure Right in response to any Purchaser's Termination Notice, whether or not it is for a reason stated in Section 4.2 (a)-(f), and the Purchaser delivers written notice to the Seller that it disputes (i) the scope or manner of cure, or
     (ii) whether a purported cure by the Seller is satisfactory, then pending resolution of the dispute through agreement of the parties, litigation or other means, the Purchaser shall be entitled to a return of a portion of its Downpayment as follows: (X) if the Purchaser disputes the Seller's cure within ten (10) days after receiving notice of the Seller's intent to cure, then the Purchaser shall be entitled to a return of Downpayment C and Downpayment B, or (Y) thereafter, the Purchaser shall be entitled to a return of Downpayment C only. If the dispute is resolved in favor of the Purchaser, the portion of the Downpayment retained pursuant to clause (X) or (Y) shall be returned to the Purchaser; otherwise it shall be distributed to the Seller.

            Estoppel Certificates.

          Promptly after execution and delivery of this Agreement, the Seller agrees to request an Estoppel Certificate from each tenant under a Lease, and it shall be a condition precedent to the Purchaser's obligation to close this transaction that the Seller shall have obtained executed Estoppel Certificates from (i) Royal Indemnity Company and Insurance Company of North America and (ii) one-half of all other tenants in the Buildings. The Estoppel Certificates shall be in the form annexed hereto as Exhibit G and made a part hereof; provided, however, if any tenant is required or permitted under its Lease to make different statements in a certificate of such nature than are set forth in Exhibit G, prior to requesting an Estoppel Certificate from such tenant, the Seller may modify the Estoppel Certificate for such tenant to set forth only the statements required under such tenant's Lease to be made by such tenant in such a certificate.

       Title.

     The Seller has delivered to the Purchaser, at the Purchaser's expense, a commitment for an owner's fee title insurance policy with respect to the Property (the "Title Commitment") from First American Title Insurance Company (the "Title Company"), together with true and complete copies of all instruments giving rise to any defects or exceptions to title to the Property. The Seller has delivered to the Purchaser, at the Purchaser's expense, an as-built survey ("Survey") of the Land and Building dated August 26, 1997 and prepared by Carolina Surveyors, Inc. in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1992.

            Unacceptable Encumbrances.

          If the Title Commitment or the Survey indicate the existence of any liens or encumbrances (collectively, "Liens") or other defects or exceptions in or to title to the Property (collectively, the "Unacceptable Encumbrances") subject to which the Purchaser is unwilling to accept title and the Purchaser gives the Seller notice of the same within eight (8) days after receipt of the Title Commitment or the Survey, respectively, the Seller shall undertake to eliminate the same (or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Property) subject to Section 5.2. The Purchaser hereby waives any right the Purchaser may have to advance as objections to title or as grounds for the Purchaser's refusal to close this transaction any Unacceptable Encumbrance which the Purchaser does not notify the Seller of within such eight (8) day period unless (i) such Unacceptable
     Encumbrance was first raised by the Title Company subsequent to the date of the Title Commitment or the Purchaser shall otherwise first discover same or be advised of same subsequent to the date of the Title Commitment or the Survey, respectively, and (ii) the Purchaser shall notify the Seller of the same within five (5) days after the Purchaser first becomes aware of such Unacceptable Encumbrance. The Seller, in its sole discretion, may adjourn the Closing one or more times for up to sixty (60) days in the aggregate in order to eliminate Unacceptable Encumbrances.

            Removal of Unacceptable Encumbrances.

          The Seller shall not be obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate Unacceptable Encumbrances not waived by the Purchaser or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Property; except that the Seller shall satisfy Unacceptable Encumbrances which are (i) mortgages and past due real estate taxes and assessments secured by or affecting the Property, and (ii) judgments against the Seller or other Liens secured by or affecting the Property which judgments and other Liens can be satisfied by payment of liquidated amounts not to exceed $50,000 in the aggregate for all such judgments and other Liens. The Seller may eliminate any such Unacceptable Encumbrance by the payment of amounts necessary to cause the removal thereof of record, by bonding over such Unacceptable Encumbrance in a manner reasonably satisfactory to the Purchaser or by arranging for title insurance reasonably satisfactory to the
     Purchaser insuring against enforcement of such Unacceptable Encumbrance against, or collection of the same out of, the Property.

             Options  Upon  Failure  to  Remove  Unacceptable
     Liens.

          If the Seller is unable or is not otherwise obligated (pursuant to Section 5.2) to eliminate all Unacceptable Encumbrances not waived by the Purchaser, or to bond over in a manner reasonably satisfactory to the Purchaser any Unacceptable Encumbrances not waived by the Purchaser, or to arrange for title insurance reasonably acceptable to the Purchaser insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Property, and to convey title in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 5.1), the Purchaser shall elect on the Closing Date, as its sole remedy for such inability of the Seller, either (i) to terminate this Agreement by notice given to the Seller pursuant to Section 14.1, in which event the provisions of Section 14.1 shall apply, or (ii) to accept title subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, the Purchase Price.

            Use of Purchase Price.

          If on the Closing Date there may be any Liens or other encumbrances which the Seller must pay or discharge in order to convey to the Purchaser such title as is herein provided to be conveyed, the Seller may use any portion of the Purchase Price to satisfy the same, provided:

               (a) the Seller shall deliver to the Purchaser or the Title Company, at the Closing, instruments in recordable form and sufficient to satisfy such Liens or other encumbrances of record together with the cost of recording or filing said instruments; or

               (b) the Seller, having made arrangements with the Title Company, shall deposit with said company sufficient moneys acceptable to said company to insure the obtaining and the recording of such satisfactions.

            Franchise Taxes.

          Any franchise or corporate tax open, levied or imposed against the Seller or other owners in the chain of title that may be a Lien on the Closing Date shall not be an objection to title if the Title Company omits same from the title policy issued pursuant to the Title Commitment or excepts same but insures the Purchaser against collection thereof out of the Property.

            Transfer Taxes; Title Insurance Premiums.

          At the Closing, the Seller shall pay all transfer and recording taxes (the "Transfer Tax Payments") imposed pursuant to the Laws of the State of North Carolina or any other governmental authority in respect of the transactions contemplated by this Agreement by delivery to the Title Company of sufficient funds to pay such taxes together with any return (the "Transfer Tax Return") required thereby which shall be duly executed by the Seller and the Purchaser to the extent required by applicable law. At the Closing, the premiums due the Title Company to obtain title insurance policies in the form contemplated by the Title Commitment (as the same may be amended pursuant to this Agreement), the cost of obtaining the survey and other Closing-related expenses shall be paid in the manner set forth on Schedule 6 hereto.

       Representations and Warranties of the Seller.

     For the purposes of this Section 6, references made to the actual knowledge of the Seller shall be limited to the actual knowledge of James M. Thomson after having made reasonable inquiry of the property manager.

     The Seller represents and warrants to the Purchaser as follows:

          (a) The Seller is a duly formed and validly existing limited partnership organized under the laws of the State of Delaware and is qualified under the laws of the State of North Carolina to conduct business therein.

          (b) The Seller has the full, legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by the Seller pursuant to this Agreement (collectively, the "Seller's Documents"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under the Seller's Documents.

          (c) This Agreement and the Seller's Documents do not and will not contravene any provision of the limited partnership agreement of the Seller, any judgment, order, decree, writ or injunction issued against the Seller, or, to the Seller's actual knowledge, any provision of any laws or governmental ordinances, rules, regulations, orders or requirements (collectively, the "Laws") applicable to the Seller. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by the Seller under any agreement to which the Seller or any of its assets are subject or bound and will not result in a violation of any Laws applicable to the Seller.

          (d) There are no written or unwritten leases, licenses or other occupancy agreements affecting any portion of the Property (collectively, the "Leases") on the date hereof, except for the Leases listed in
     Schedule 7 annexed hereto and made a part hereof. The copies of the Leases furnished by the Seller to the
     Purchaser are, in all material respects, true and complete. To the Seller's actual knowledge, the Leases are in full force and effect. There is no material default by the Seller under any of the Leases. The Seller has not given or received any notice of default which remains uncured or unsatisfied, with respect to any of the Leases.

          (e) To the Seller's actual knowledge, there are no pending actions, suits, proceedings or investigations to which the Seller is a party before any court or other governmental authority with respect to the Property owned by the Seller except as set forth on Schedule 8 hereto.

          (f) Except as disclosed on Schedule 9 hereto, since the date the Seller acquired legal and beneficial title to the Property (i) neither Seller nor, to the actual knowledge of the Seller, any third party has engaged in the generation, use, manufacture, treatment, storage or disposal of any Hazardous Substance (as hereinafter defined) on the Property in violation of Applicable Environmental Law (as hereinafter defined), the cost of correction or remediation of which would have a material adverse effect upon the value of the Property, and (ii) neither Seller nor, to the actual knowledge of the Seller, any third party has received any written notice from any governmental authority having jurisdiction over the Property of any violation of Applicable Environmental Law with respect to the Property which requires corrective action, the cost of which would have a material adverse effect upon the value of the Property. Disclosure of any matter on
     Schedule 9 hereto shall not constitute an admission by Seller that such matter was material or a violation of Applicable Environmental Law. As used in this Agreement, the term "Hazardous Substance" shall mean any substance, chemical or waste that is currently listed as hazardous, toxic or dangerous under Applicable Environmental Law. As used in this Agreement, the term "Applicable Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901, et seq.; the Water Pollution Control Act, 33 U.S.C. 1251 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; and the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; as the foregoing have been amended from time to time to the date of this Agreement; and any similar state and local laws and ordinances and the regulations implementing such statutes in effect on the date hereof imposing liability or establishing standards of conduct for environmental protection.

          (g)   The  financial statements listed on  Schedule
     12B to be provided by the Seller are true and correct in all material respects.

          (h)    To  the  extent  Property  Information   was
     prepared by the Seller, it is true and correct in all material respects.

            Survival of Representations.

          The representations and warranties of the Seller set forth in this Section 6 (i) shall be true, accurate and correct in all material respects upon the execution of this Agreement and shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date), and (ii) shall remain operative and shall survive the Closing and the execution and delivery of the Deed for a period of one year following the Closing Date and then shall expire, and no action or claim based thereon shall be commenced after such period.

            Discovery of Untrue Representation.

          If at or prior to the Closing, (i) the Purchaser shall become aware that any of the representations or warranties made herein by the Seller is untrue, inaccurate or incorrect in any material respect and shall give the Seller notice thereof at or prior to the Closing, or (ii) the Seller shall notify the Purchaser that a representation or warranty made herein by the Seller is untrue, inaccurate or incorrect, then the Seller may, in its sole discretion, elect by notice to the Purchaser to adjourn the Closing one or more times for up to sixty (60) days in the aggregate in order to cure or correct such untrue, inaccurate or incorrect representation or warranty and the Seller shall provide reasonable additional time (not to exceed five (5) business days), if requested by the Purchaser, for the Purchaser to update estoppel certificates and other Investigations. (The Purchaser shall be entitled to terminate this Agreement if any such updated certificate or Investigation shall show a material adverse change from the original.) If any such representation or warranty is not cured or corrected by the Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above), then the Purchaser, as its sole remedy for such inability of Seller, shall elect either (i) to waive such misrepresentations or breaches of warranties and consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price, or (ii) to terminate this Agreement by notice given to Seller pursuant to the provisions of Section 14.1. In the event the Closing occurs, the Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against the Seller for damages that the
     Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of the Seller's representations or warranties being untrue, inaccurate or incorrect if the Purchaser knew or should have known that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and the Purchaser nevertheless closes title hereunder.

            Limited Nature of Representations.

          The Purchaser acknowledges that neither the Seller nor any of the Seller's Affiliates, nor any of their agents or representatives, nor Broker has made any representations or held out any inducements to the Purchaser other than those specifically set forth in this Section 6 and Section 11. The Purchaser acknowledges that the Seller, pursuant to the terms of this Agreement, has afforded the Purchaser the opportunity for full and complete investigations, examinations and inspections of the Property and all Property Information. The Purchaser acknowledges and agrees that (i) the Property Information delivered or made available to the Purchaser and the Purchaser's Representatives by the Seller or the Seller's Affiliates, or any of their agents or representatives may have been prepared by third parties and may not be the work product of the Seller and/or any of the Seller's Affiliates; (ii) neither the Seller nor any of the Seller's Affiliates has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of, the Property Information prepared by parties other than the Seller;
     (iii) the Purchaser has fully reviewed and accepted, and is familiar and satisfied with, the DSAtlantic Report and all information contained and/or disclosed therein except that Purchaser shall not be deemed to have approved any information contained and/or disclosed therein which is not noted as being a material problem with the Property and which Purchaser's engineer or other consultant, upon inspection of the Property, discloses to Purchaser as being a material problem with the Property; (iv) except as expressly set forth in this
     Section 6, the Purchaser is relying solely on its own investigations, examinations and inspections of the Property and those of the Purchaser's Representatives and is not relying in any way on the Property Information furnished by the Seller or any of the Seller's Affiliates, or any of their agents or representatives; and (v) except as expressly set forth in this Section 6, the Seller disclaims any representations or warranties with respect to the accuracy or completeness of the Property Information, and the Purchaser releases the Seller and the Seller's Affiliates, and their agents and representatives, from any and all liability with respect thereto. The
     Purchaser or anyone claiming by, through or under the Purchaser, hereby fully and irrevocably releases the
     Seller and the Seller's Affiliates from any and all claims that it may now have or hereafter acquire against any of the Seller or the Seller's Affiliates for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Property, except for claims against the Seller based upon any warranty, representation, obligation, or liability of the Seller expressly provided in this Agreement, the Seller's gross negligence or willful misconduct, and indemnity or contribution claims under CERCLA.

     The acceptance of the Deed by the Purchaser shall be deemed to be full performance and discharge of every agreement and obligation on the part of the Seller to be performed pursuant to the provisions of this Agreement, except for those representations and warranties set forth in
Section 11 hereof which shall survive the Closing, and except for those representations and warranties set forth in this
Section 6 which shall survive the Closing for a period of twelve (12) months.

       Representations and Warranties of the Purchaser.

     The Purchaser represents and warrants to the Seller as follows:

          (a) The Purchaser is a duly formed and validly existing corporation organized under the laws of the State of Delaware, and is qualified under the laws of the State of North Carolina to conduct business therein on the date hereof.

          (b) The Purchaser has the full, legal right, power, authority and financial ability to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant to this Agreement (collectively, the "Purchaser's Documents"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under the Purchaser's Documents.

          (c) To the Purchaser's actual knowledge this Agreement and the Purchaser's Documents do not and will not contravene any provision of the Articles of Incorporation or By-Laws of the Purchaser, any judgment, order, decree, writ or injunction issued against the Purchaser, or any provision of any Laws applicable to the Purchaser. To the Purchaser's actual knowledge the consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by the Purchaser under any agreement to which the Purchaser or any of its assets are subject or bound and will not result in a violation of any Laws applicable to the Purchaser.

          (d) To the Purchaser's actual knowledge there are no pending actions, suits, proceedings or investigations to which the Purchaser is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.

     The representations and warranties of the Purchaser set forth in this Section 7 and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing.

      Documents to be Delivered by the Seller at Closing.

     At  the  Closing, the Seller shall execute,  acknowledge
and/or   deliver,  as  applicable,  the  following   to   the
Purchaser:

          (a)  A special warranty deed or its equivalent (the
     "Deed") conveying title to the Property in the form of Exhibit A annexed hereto and made a part hereof.

          (b) The Assignment and Assumption of Leases and Security Deposits in the form of Exhibit B annexed hereto and made a part hereof assigning without warranty or representation all of the Seller's right, title and interest, if any, in and to the Leases in effect on the Closing Date, all guarantees thereof and the security deposits thereunder in the Seller's possession, if any (the "Lease Assignment").

          (c) The Assignment and Assumption of Contracts and Licenses in the form of Exhibit C annexed hereto and made a part hereof (the "Contract and License Assignment") assigning without warranty or representation all of the Seller's right, title and interest, if any, in and to (i) all of the assignable licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Property by any governmental authority (collectively, the "Licenses"), and (ii) all assignable purchase orders, equipment leases, advertising agreements, franchise agreements, license agreements, management agreements, leasing and brokerage agreements and other service contracts relating to the operation of the Property (collectively, the "Contracts") not terminated by Seller pursuant to the terms of this Agreement. Only those Contracts that the Purchaser elects to assume at the Closing shall be assigned.

          (d) The Assignment and Assumption of Intangible Property in the form of Exhibit D annexed hereto and made part hereof assigning without warranty or representation all of the Seller's right, title and interest, if any, in and to all intangible property owned by the Seller with respect to the operation of the Property listed on Schedule 10 annexed hereto and made a part hereof, including, without limitation, the trade names "Carmel Park I" and "Carmel Park II" (the "Intangible Property Assignment") (the Lease Assignment, the Contract and License Assignment and the Intangible Property Assignment are herein referred to collectively as the "A & A Agreements").

          (e) Executed counterparts of all Leases and New Leases and any amendments, guarantees and other documents relating thereto, together with a schedule of all tenant security deposits thereunder and the accrued interest on such security deposits payable to tenants which are in the possession of or received by the Seller.

          (f) A bill of sale in the form of Exhibit E annexed hereto and made a part hereof (the "Bill of Sale") conveying, transferring and selling to the Purchaser without warranty or representation all right, title and interest of the Seller in and to all Personal Property.

          (g) Notices to the tenants of the Property in the form of Exhibit F annexed hereto and made a part hereof advising the tenants of the sale of the Property to the Purchaser and directing that rents and other payments thereafter be sent to the Purchaser or as the Purchaser may direct.

          (h) A certificate of a general partner of the Seller that the Seller has taken all necessary partnership action to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

          (i)     Executed   originals   of   all    Estoppel
     Certificates required by Section 4.3 and any other Estoppel Certificates, received by the Seller from tenants prior to the Closing Date and not previously delivered to the Purchaser.

          (j) To the extent in the Seller's possession and not already located at the Property, keys to all entrance doors to, and equipment and utility rooms located in, the Property.

          (k) To the extent in the Seller's possession and not already located at the Property, all Licenses.

          (l) To the extent in the Seller's possession, executed counterparts of all Contracts and all warranties in connection therewith which are in effect on the Closing Date and which are assigned by the Seller.

          (m) To the extent in the Seller's possession and not located at the Building, plans and specifications of the Buildings.

          (n)   The  Transfer Tax Payments together with  the
     Transfer Tax Returns, if any.

          (o) A "FIRPTA" affidavit sworn to by the Seller in the form of Exhibit H annexed hereto and made a part hereof. The Purchaser acknowledges and agrees that upon the Seller's delivery of such affidavit, the Purchaser shall not withhold any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          (p)  Affidavit regarding liens.

          (q) All other documents the Seller are required to deliver pursuant to the provisions of this Agreement.

      Documents to be Delivered by the Purchaser at Closing.

     At the Closing, the Purchaser shall execute, acknowledge and/or deliver, as applicable, the following to the Seller:

          (a) The cash portion of the Purchase Price payable at the Closing pursuant to Section 2, subject to apportionments, credits and adjustments as provided in this Agreement.

          (b)  The Bill of Sale.

          (c) (i) Copies of the certificate of incorporation and by-laws of the Purchaser and of the resolutions of the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement certified as true and correct by the Secretary or Assistant Secretary of the Purchaser; (ii) a good standing certificate issued by the state of incorporation of the Purchaser, dated within thirty (30) days of the Closing Date; (iii) a qualification to do business certificate issued by the State of North Carolina, dated within thirty (30) days of the Closing Date; and (iv) an incumbency certificate executed by the Secretary or Assistant Secretary of the Purchaser with respect to those officers of the Purchaser executing any documents or instruments in connection with the transactions contemplated herein.

          (d)  The A & A Agreements.

          (e) All other documents the Purchaser is required to deliver pursuant to the provisions of this Agreement.

      Operation of the Property prior to the Closing Date.

     Between the date hereof and the Closing Date, the Seller
shall have the right to continue to operate and maintain  the
Property   in  the  same  manner  it  is  now  operated   and
maintained.

            New Leases.

          Except as hereinafter provided in this Section 10.1, the Seller may modify, extend, renew, cancel or permit the expiration of any Lease or enter into any proposed Lease of all or any portion of the Property without the Purchaser's consent; provided, however, that such Lease is on Seller's standard form with such changes as Seller deems appropriate in the exercise of its reasonable discretion. After the expiration of the Purchaser's review period for Leases, the Seller shall not modify, extend, renew or cancel (subject to Section 10.2) any Lease or enter into any proposed Lease of all or any portion of the Property without the Purchaser's prior consent in each instance.

                 New Lease Expenses.

               If after the date of this Agreement and in accordance with the provisions of Section 10.1 the Seller enters into any Leases, or if there is any extension or renewal of any Leases, whether or not such Leases provide for their extension or renewal, or any expansion or modification of any Leases (each, a "New Lease"), the Seller shall keep accurate records of all expenses (collectively, "New Lease Expenses") incurred in connection with each New Lease, including, without limitation, the following: (i) brokerage commissions and fees relating to such leasing transaction, (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (iii) reimbursements to the tenant for the cost of any of the items described in the preceding clause (ii), (iv) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (v) rent concessions relating to the demised space provided the tenant has the right to take possession of such demised space during the period of such rent concessions, and
          (vi) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Property).

                 Allocation of New Lease Expenses.

               The New Lease Expenses for each New Lease allocable to and payable by the Seller shall be determined by multiplying the amount of such New Lease Expenses by a fraction, the numerator of which shall be the number of days contained in that portion, if any, of the term of such New Lease commencing on the date on which the tenant thereunder shall have commenced to pay fixed rent ("Rent Commencement Date") and expiring on the date immediately preceding the Closing Date, and the denominator of which shall be the total number of days contained in the period commencing on the Rent Commencement Date and expiring on the date of the scheduled expiration of the term of such New Lease, without provision for any optional extensions or renewals, and the remaining balance of the New Lease Expenses for each New Lease shall be allocable to and payable by the Purchaser by addition to the Purchase Price. At the Closing, the Purchaser shall reimburse the Seller for all New Lease Expenses theretofore paid by the Seller, if any, in excess of the portion of the New Lease Expenses allocated to the Seller pursuant to the provisions of the preceding sentence. For purposes of this Section 10.1.2, the Rent Commencement Date under a renewal, extension, expansion or modification of a Lease shall be deemed to be (i) in the case of a renewal or extension (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the first date during such renewal or extension period after the originally scheduled expiration of the term of such Lease on which the tenant under such Lease commences to pay fixed rent, (ii) in the case of an expansion (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the date on which the tenant under such Lease commences to pay fixed rent for the additional space, and (iii) in the case of a modification not also involving a renewal, extension or expansion of such Lease, the effective date of such modification agreement. The provisions of this Section 10.1.2 shall survive the Closing.

            Termination of Existing Leases.

          Notwithstanding anything to the contrary contained in this Agreement, the Seller reserves the right, but is not obligated, to institute summary proceedings against any tenant or terminate any Lease as a result of a default by the tenant thereunder prior to the Closing Date. The Seller makes no representations and assumes no responsibility with respect to (i) the continued occupancy of the Property or any part thereof by any tenant and (ii) the fulfillment by any tenant of its obligations under any Lease. The removal of a tenant whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of the Purchaser. Further, the Purchaser agrees that it shall not be grounds for the Purchaser's refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease pursuant to any economic or non-economic terms of its Lease on the Closing Date and the Purchaser shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price.

            Contracts.

          Except as hereinafter provided in this Section 10.3, the Seller may cancel, modify, extend, renew or permit the expiration of Contracts or enter into any new Contract without the Purchaser's prior consent. After the expiration of the Purchaser's review period for Contracts, the Seller shall not modify, extend, renew or cancel (except as a result of a default by the other party thereunder or if Purchaser has given notice pursuant to Section 4.2(e) that a Contract is unacceptable) any Contracts, or enter into any new Contract without the Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld or delayed, and if withheld, the Purchaser shall promptly give the Seller a notice stating the reasons therefor. If the Purchaser fails to reply within five (5) days to the Seller's request for consent in a notice given pursuant to this Section 10.3 or if the Purchaser expressly denies its consent but fails to provide the Seller with the reasons for such denial, the Purchaser's consent shall be deemed to have been granted.

      Broker.

     The Purchaser and the Seller represent and warrant to each other that Joseph Dennis Pasquarella & Co. and The Harris Group of the Carolinas, Inc. ( together, the "Broker") is the sole broker with whom they have dealt in connection with the Property and the transactions described herein. The Seller shall be liable for, and shall indemnify the Purchaser against, all brokerage commissions or other compensation due to the Broker arising out of the transaction contemplated in this Agreement, which compensation shall be paid subject and pursuant to a separate agreement between the Seller and the Broker. Each party hereto agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person, except (in the case of the Purchaser as indemnitor hereunder) the Broker, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party. The obligations and representations and warranties contained in this Section 11 shall survive the termination of this Agreement and the Closing.

       Casualty; Condemnation.

            Damage or Destruction.

          If a "material" part (as hereinafter defined) of the Property is damaged or destroyed by fire or other casualty, the Seller shall notify the Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement upon notice to the Seller given not later than ten (10) days after receipt of the Seller's notice.



          If an "immaterial" part (as hereinafter defined) of the Property is damaged or destroyed by fire or other casualty, the Seller shall notify the Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement upon notice to the Seller given not later than ten (10) days after receipt of the Seller's notice provided, however, that the Purchaser's election shall be ineffective if within ten (10) days after the Seller's receipt of the Purchaser's election notice, the Seller shall elect by notice to the Purchaser to repair such damage or destruction and shall thereafter complete such repair within ninety (90) days after the then scheduled Closing Date at the time of the Purchaser's election. If the Seller makes such election to repair, the Seller shall have the right to adjourn the Closing Date one or more times for up to ninety (90) days in the aggregate in order to complete such repairs and shall have the right to retain all insurance proceeds which the Seller may be entitled to receive as a result of such damage or destruction. If (i) the Purchaser does not elect to terminate this Agreement as to the damaged Property, or (ii) the Purchaser elects to terminate this Agreement as to the damaged Property but such election is ineffective because the damaged part of the Property is immaterial and the Seller elects to repair such damage and completes such repair within such 90-day period provided above the Purchaser shall close title as provided in this Agreement and, at the Closing, the Seller shall, unless the Seller has repaired such damage or destruction prior to the Closing, (x) pay over to the Purchaser the proceeds of any insurance collected by the Seller less the amount of all costs incurred by the Seller in connection with the repair of such damage or destruction, (y) assign and transfer to the Purchaser all right, title and interest of the Seller in and to any uncollected insurance proceeds which the Seller may be entitled to receive from such damage or destruction and (z) give the Purchaser a credit against the Purchase Price for the amount of any deductible not paid by the Seller in connection with such insurance. A "material" part of the Property shall be deemed to have been damaged or destroyed if (i) the cost of repair or replacement shall be equal to or greater than Two Million Dollars or (ii) if the insurance available to make any repairs is insufficient to pay for such repairs. An "immaterial" part is any part which is not material.

            Condemnation.

          If, prior to the Closing Date, all or any "significant" portion (as hereinafter defined) of the Property is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), the Seller shall notify the Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement upon notice to the Seller given not later than ten (10) days after receipt of the Seller's notice. If the Purchaser does not elect to terminate this Agreement, or if an "insignificant" portion ("insignificant" is herein deemed to be any taking which is not "significant", as such term is herein defined) of the Property is taken by eminent domain or condemnation, at the Closing the Seller shall assign and turnover, and the Purchaser shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation. A "significant" portion of the Property means (i) ten percent (10%) or more of the Property, (ii) any portion of either of the two main buildings on the Land, (iii) a portion of the parking areas if the taking thereof reduces the remaining available number of parking spaces below the minimum legally required, or (iv) a legally required driveway on the Land if such driveway is the predominant means of ingress thereto or egress therefrom.

            Termination.

          If the Purchaser effectively terminates this Agreement pursuant to Section 12.1 or 12.2, this Agreement shall be terminated and the rights of the parties shall be the same as if notice of termination were given pursuant to Section 14.1.

       Conditions Precedent to Closing.

              Conditions   Precedent   to   the   Purchaser's
     Obligations to Perform.

           The Purchaser's obligation under this Agreement to purchase the Property is subject to the fulfillment of each of the following conditions: (i) the representations and warranties of the Seller contained herein shall be materially true, accurate and correct as of the Closing Date except to the extent they relate only to an earlier date; (ii) the Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Agreement; (iii) any conditions precedent to the Purchaser's obligation to purchase the Property which is validly listed in the Purchaser's Termination Notice as being unsatisfied has been satisfied; and (iv) the Seller shall have delivered all the documents and other items required pursuant to Section 8, and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by the Seller at or prior to the Closing.

             Conditions Precedent to the Seller's Obligations to Perform.

            The  Seller's obligation under this Agreement  to
     sell the Property to the Purchaser is subject to the fulfillment of each of the following conditions: (i) the representations and warranties of the Purchaser contained herein shall be materially true, accurate and correct as of the Closing Date; (ii) the Purchaser shall have delivered the funds required hereunder and all the documents to be executed by the Purchaser set forth in
     Section 9 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing; (iii) all consents and approvals of governmental authorities and parties to agreements to which the Purchaser is a party or by which the Purchaser's assets are bound that are required with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to the Seller at or prior to the Closing; and (iv) the additional matters set forth in Schedule 11 annexed hereto and made a part hereof shall have occurred or been delivered to the Seller, as applicable, at or prior to the Closing.

            Remedies Upon Failure to Satisfy Conditions.

          In the event that any condition contained in Sections 13.1 or 13.2 is not satisfied, the party entitled to the satisfaction of such condition as a condition to its obligation to close title shall have as its sole remedy hereunder the right to elect to (i) waive such unsatisfied condition whereupon title shall close as provided in this Agreement or (ii) proceed as provided in Section 14 hereof.

       Remedies.

            Seller's Inability to Perform.

          If the Closing fails to occur by reason of the Seller's inability to perform its obligations under this Agreement which has not been waived pursuant to Section 13.3, then the Purchaser, as its sole remedy for such inability of the Seller, may terminate this Agreement by notice to the Seller. If the Purchaser elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein (collectively, the "Surviving Obligations"), and except that the Purchaser shall be entitled to a return of the Deposit. Except as set forth in this Section 14.1, the Purchaser hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of the Seller's inability to perform its obligations hereunder. Notwithstanding anything to the contrary herein, if the Seller's inability to perform its obligations under this Agreement is a result of any action of, or failure to act by, the Purchaser or any of the Purchaser's Representatives, the Purchaser shall not be relieved of its obligations under this Agreement and Purchaser shall not be entitled to any right or remedy provided in this Section 14.1 or elsewhere in this Agreement.

            Purchaser's Failure to Perform.

          In the event of a default hereunder by the Purchaser or if the Closing fails to occur by reason of the Purchaser's failure or refusal to perform its obligations hereunder, then the Seller's sole and exclusive remedy shall be to terminate this Agreement by notice to the Purchaser, in which case the Seller may retain the Deposit as liquidated damages for all loss, damage and expenses suffered by the Seller, it being agreed that the Seller's damages are impossible to ascertain, and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations. Nothing contained herein shall limit or restrict the Seller's ability to pursue any rights or remedies it may have against the Purchaser with respect to the Surviving Obligations. Except as set forth in this Section 14.2 and the Surviving Obligations, the Seller hereby expressly waives, relinquishes and releases any other right or remedy available to them at law, in equity or otherwise by reason of the Purchaser's default hereunder or the
     Purchaser's   failure   or  refusal   to   perform   its
     obligations hereunder. Notwithstanding anything to the contrary herein, if the Purchaser's default or the Purchaser's failure or refusal to perform its obligations under this Agreement is a result of any action of, or failure to act by, the Seller or any of the Seller's Affiliates, the Seller shall not be relieved of its obligations under this Agreement and the Seller shall not be entitled to any right or remedy provided in this Section 14.2 or elsewhere in this Agreement.

            Seller's Failure to Perform.

          If the Closing fails to occur by reason of the Seller's failure or refusal to perform its obligations hereunder which has not been waived by the Purchaser, then the Purchaser, as its sole remedy hereunder, may
     (i) terminate this Agreement by notice to the Seller  or
     (ii) seek specific performance from the Seller. As a condition precedent to the Purchaser exercising any right it may have to bring an action for specific performance as the result of the Seller's failure or refusal to perform their obligations hereunder, the Purchaser must commence such an action within ninety
     (90) days after the occurrence of such default. The Purchaser agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence such an action. Notwithstanding anything to the contrary herein, if the Seller's failure or refusal to perform its obligations under this Agreement is a result of any action of, or failure to act by, the Purchaser or any of the Purchaser's Representatives, the Purchaser shall not be relieved of its obligations under this Agreement and Purchaser shall not be entitled to any right or remedy provided in this
     Section 14.3 or elsewhere in this Agreement.

       Escrow.

     The Escrow Agent shall hold the Downpayment and all interest accrued thereon, if any (collectively, the "Deposit") in escrow and shall dispose of the Deposit only in accordance with the provisions of that certain Escrow Agreement of even date herewith by and among the Escrow Agent, the Purchaser and the Seller relating to the Property (the "Escrow Agreement") in the form of Exhibit I hereto. Simultaneously with their execution and delivery of this Agreement, the Purchaser and the Seller shall furnish the Escrow Agent with their true Federal Taxpayer Identification Numbers so that the Escrow Agent may file appropriate income tax information returns with respect to any interest earned on or credited to the Deposit. The party entitled to the economic benefit of the Deposit representing interest earned on the Downpayment shall be the party responsible for the payment of any tax due thereon.

     The provisions of the Escrow Agreement shall survive the termination of this Agreement and the Closing.

       Notices.

     All notices, elections, consents, approvals, demands, objections, requests or other communications which the Seller or the Purchaser may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and (i) delivered by hand to the addresses set forth below, or (ii) (a) sent by express mail or courier (for next business day delivery), or (b) sent by certified or registered mail, return receipt requested with proper postage prepaid, addressed as follows:

     If to the Seller:

     Dean Witter Realty Income Partnership I, L.P.
     c/o Dean Witter Realty Inc.
     Two World Trade Center
     64th Floor
     New York, New York 10048
     Attention:  Ronald DiPietro

          with a copy to:

     Bingham Dana LLP
     150 Federal Street
     Boston, Massachusetts 02110
     Attention:  Vincent M. Sacchetti, Esq.

     If to the Purchaser:

     INVESCO Realty Advisors, Inc.
     One Lincoln Center
     5400 LBJ Freeway, Suite 1200
     Dallas, Texas 75240
     Attention:  Ron Ragsdale

          with a copy to:

     Jackson Walker LLP
     901 Main Street, Suite 6000
     Dallas, Texas 75202
     Attention:  Michael P. Haggerty, Esq.


     The Seller or the Purchaser may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section 16. A notice or other communication sent in compliance with the provisions of this Section 16 shall be deemed given and received (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above (or to such other address as such party has designated as provided above), (ii) if sent by express mail or overnight courier, on the date it is delivered to the other party, or (iii) if sent by registered or certified mail, on the third business day following the day such mailing is made.

       Property Information and Confidentiality.

     The Purchaser agrees that, prior to the Closing, all Property Information shall be kept strictly confidential and shall not, without the prior consent of the Seller, be disclosed by the Purchaser or the Purchaser's Representatives, in any manner whatsoever, in whole or in part, and will not be used by the Purchaser or the Purchaser's Representatives, directly or indirectly, for any purpose other than evaluating the Property. Moreover, the Purchaser agrees that, prior to the Closing, the Property Information will be transmitted only to the Purchaser's Representatives (i) who need to know the Property Information for the purpose of evaluating the Property, and who are informed by the Purchaser of the confidential nature of the Property Information and (ii) who agree to be bound by the terms of this Section 17.

            Press Releases and Private Disclosures.

          The Purchaser and Seller, for the benefit of each other, hereby agree that between the date hereof and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise privately announce or disclose or cause or permit to be announced or disclosed to non-affiliated third parties, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

            Return of Property Information.

          In the event this Agreement is terminated, the Purchaser and the Purchaser's Representatives shall promptly deliver to the Seller all originals and copies of the Property Information in the possession of the Purchaser and the Purchaser's Representatives. Notwithstanding anything contained herein to the contrary, in no event shall the Purchaser be entitled to receive a return of the Downpayment or the accrued interest thereon, if any, if and when otherwise entitled thereto pursuant to this Agreement until such time as the Purchaser and the Purchaser's Representatives shall have performed the obligations contained in the preceding sentence.

            Property Information Defined.

          As used in this Agreement, the term "Property Information" shall mean all information and documents in any way relating to the Property, the operation thereof or the sale thereof (including, without limitation, Leases, Contracts and Licenses) furnished to, or otherwise made available for review by, the Purchaser or its directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial
     advisors       (collectively,      the      "Purchaser's
     Representatives"), by the Seller or any of the Seller's Affiliates, or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and the Investigations, or otherwise reflecting their review or investigation of the Property.

            Remedies.

          In addition to any other remedies available to the Seller, the Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the Purchaser or the Purchaser's Representatives in order to enforce the provisions of this Section 17.

     The provisions of this Section 17 shall survive the termination of this Agreement and the Closing.

       Access to Records.

     For a period of three (3) years subsequent to the Closing Date, the Seller, the Seller's Affiliates and their employees, agents and representatives shall be entitled to access during business hours to all documents, books and records given to the Purchaser by the Seller at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to the Purchaser, and shall have the right, at their sole cost and expense, to make copies of such documents, books and records.

       Assignments.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may be assigned by the Purchaser without the prior written consent of the Seller provided the Purchaser remains liable hereunder.

       Entire Agreement, Amendments.

     All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against the Seller or the party drafting this Agreement. This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

       Merger.

     Except as otherwise expressly provided herein, the Purchaser's acceptance of the Deed shall be deemed a discharge of all of the obligations of the Seller hereunder and all of the Seller's representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.

       Limited Recourse.

     The Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of the Seller, including, without limitation, Dean Witter Realty Inc. and the parent and affiliates of Dean Witter Realty Inc. (collectively, the "Seller's Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. The Purchaser agrees to look solely to the Seller and the Seller's assets directly attributable to the Building for the satisfaction of the Seller's liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements of the Seller contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of the Seller's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The total liability of the Seller hereunder shall in no event exceed an amount equal to the Downpayment.

       Miscellaneous.

     Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default. This Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Each of the Exhibits and Schedules referred to herein and attached hereto is incorporated herein by this
reference.   The caption headings in this Agreement  are  for
convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained. If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. This Agreement shall be interpreted and enforced in accordance with the laws of the State of North Carolina without reference to principles of conflicts of laws.

       Time of the Essence.

Time is of the essence with respect to this Agreement, including but not limited to the occurrence of the Closing as of the originally scheduled date.

       IRS Form 1099-S Designation.

        In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (i) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Exhibit K at or prior to the Closing to designate the Title Company as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (ii) to provide the Title Company with the information necessary to complete Form 1099-S; (iii) that the Title Company shall not be liable for the actions taken under this Section 25, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Title Company; and (iv) that the Title Company shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken under this Section 25, except as they may be the result of gross negligence or willful misconduct on the part of the Title Company. The Title Company shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

       Attorneys' Fees.

      In any event that at any time Seller or Purchaser shall institute any action or proceeding against the other relating to this Agreement or any default hereunder, then and in that event the prevailing party in such action or proceeding shall be entitled to recover from the other party its reasonable attorneys' fees which shall be deemed to have accrued on the commencement of such action or proceeding and shall be payable whether or not such action is prosecuted to judgment.

       Counterparts.

            This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN   WITNESS  WHEREOF,  this  Agreement  has  been  duly
executed by the parties hereto as of the day and year first above written.

                              SELLER:

                                DEAN   WITTER  REALTY  INCOME
PARTNERSHIP I, L.P.

                               By:  Dean Witter Realty Income
Properties        I,        Inc.,        its         managing
general partner


                                     By:/s/Robert  B.  Austin
Name: Robert B. Austin
                                   Title: Vice President


                              PURCHASER:


                              INVESCO REALTY ADVISORS, INC.



                                       By:/s/Ron     Ragsdale
Name:                       Ron                      Ragsdale
Title: Vice President